EXHIBIT 21

                   Matrix Bancorp, Inc. (d/b/a Matrix Bancorp)

                         Subsidiaries of the Registrant

1.   Matrix  Capital  Bank - Organized  Pursuant  to a Federal  Savings and Loan
     Charter

2. Matrix Tower Holdings, LLC (d/b/a Matrix Tower Holdings and Matrix Financial Center) - Formed in Delaware

3. Matrix Financial Services Corporation (d/b/a Matrix Home Loans, Matrix Capital Mortgage and Matrix Capital Mortgage Corporation) - Incorporated in Arizona

4.   Matrix Insurance Services Corporation - Incorporated in Arizona

5.   The Vintage Group, Inc. - Incorporated in Texas

6.   Vintage Delaware Holdings, Inc. - Incorporated in Delaware

7.   Sterling Trust Company - Incorporated in Texas

7.   MSCS Ventures, Inc. - Incorporated in Colorado

8. Matrix Settlement & Clearance Services, L.L.C. (d/b/a Matrix Settlement & Clearance Services) - 45% Owned and Organized in New York

9. MSCS Financial Services, LLC (100% owned by Matrix Settlement & Clearance Services, L.L.C.) - Formed in Delaware

10. Matrix Advisory Services, L.L.C. (d/b/a Matrix Advisory Services) - Formed in Delaware

11. Matrix Asset Management Corporation (d/b/a Matrix Asset Management, MTXC Realty and reoSource) - Incorporated in Colorado

12. Matrix Bancorp Trading, Inc. (d/b/a United Financial, Inc.) - Incorporated in Colorado

13. First Matrix Investment Services Corp. (d/b/a First Matrix Investment Services) - Incorporated in Texas

14.  First Matrix, LLC - Organized in Colorado

15.  Matrix Funding Corp. - Incorporated in Colorado

16.  Equi-mor Holdings, Inc. - Incorporated in Nevada

17. ABS School Services, L.L.C. (d/b/a ABS School Services and The Geo Group) - Organized in Arizona

18.  New Century Academy Property Management Group, LLC - Organized in Arizona

19.  New Century Educational Management Services, LLC - Organized in Arizona

20.  Matrix Bancorp Capital Trust I - Organized Under Delaware Law

21.  Matrix Bancorp Capital Trust II - Organized Under Delaware Law

22.  Matrix Bancorp Capital Trust III- Organized Under Delaware Law

23.  Matrix Bancorp Capital Trust IV - Organized Under Delaware Law

24.  Matrix Bancorp Capital Trust V - Organized Under Delaware Law